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                                                       Registration No. 33-62767



  As filed with the Securities and Exchange Commission on January 24, 1996.


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                POST EFFECTIVE


                                AMENDMENT NO. 1
                                      TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                            DIGITAL SOLUTIONS, INC.
               (Exact name of Registrant as specified in charter)

                          New Jersey                                          22-1899798
                  (State or other jurisdiction                               (I.R.S. Employer
                  of incorporation or organization)                          Identification Number)

                               4041-F Hadley Road
                       South Plainfield, New Jersey 07080
                                 (908) 561-1200
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                              Raymond J. Skiptunis
                            Chief Executive Officer
                               4041-F Hadley Road
                       South Plainfield, New Jersey 07080
                                 (908) 561-1200
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                With copies to:

                            VICTOR J. DiGIOIA, ESQ.
                          GOLDSTEIN, AXELROD & DiGIOIA
                              369 Lexington Avenue
                            New York, New York 10017
                            Telephone (212) 599-3322
                            Facsimile (212) 557-0295

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
/ /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered, only in connection with dividend or interest reinvestment plans, check the following box. /x/

         If the registrant elects to deliver its latest report to security holders, or a complete and legible facsimile thereof, pursuant to 11(a)(1) of this Form, check the following box. / /
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Pursuant to the undertaking the Registrant filed as a part of the Registrant's
Registration Statement on Form S-3 (File No. 33-62767), to de-register its shares of Common Stock which have not been sold upon the completion of the offering, Registration herewith de-registers 7,500,000 shares of Common Stock as heretofor registered by Registrant.

     PURSUANT TO RULE 478(a) UNDER THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THIS POST EFFECTIVE AMENDMENT NO. 1 TO REGISTRANT'S REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 33-62767) HAS BEEN EXECUTED BY THE REGISTRANT BY THE UNDERSIGNED THERUNTO DULY AUTHORIZED IN SOUTH PLAINFIELD, NEW JERSEY ON THE 24th DAY OF JANUARY, 1996.

                                        DIGITAL SOLUTIONS, INC.



                                        BY: /s/ Raymond J. Skiptunis
                                           -----------------------------
                                                Raymond J. Skiptunis
                                                Vice-Chairman of the
                                                Board of Directors